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                                   EXHIBIT 23
                                   ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                               ALLEN TELECOM INC.



Re:  Allen Telecom Inc. Registration Statements Nos. 33-53487, 2-99919,
     333-68369


         We consent to the incorporation by reference in the above referenced Registration Statements of our report dated June 10, 1999, on our audits of the financial statements and financial statement schedules of the Allen Telecom Inc. Employee Before-Tax Savings Plan at December 31, 1998 and 1997, and for the two years in the period ended December 31, 1998, which is included in this Annual Report on Form 11-K.


/s/ PricewaterhouseCoopers LLP


Cleveland, Ohio
June 21, 1999